                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          RIGGS NATIONAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date filed:

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

                                  [RIGGS LOGO]

                                                                  March 19, 2002

TO OUR SHAREHOLDERS:

     We are pleased to invite you to attend the Annual Meeting of the Shareholders of Riggs National Corporation, which will be held at 9:00 a.m., local time, Wednesday, April 17, 2002, at our W. W. Corcoran Office located at 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005.

     The primary business of the meeting will be to elect eleven directors for the coming year, to consider the adoption of the new Long-Term Incentive Plan, and to ratify the appointment of the independent public accountants.

     The formal Notice of Annual Meeting and Proxy Statement containing further information about the business of the meeting are set forth on the following pages. Our Annual Report, including financial statements for the year 2001, accompanies this Proxy Statement.

     Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and wish to vote in person, you may do so even though you have previously submitted your proxy.

     We look forward to seeing you at the meeting.

Sincerely,

/s/ ROBERT ALLBRITTON

Robert L. Allbritton
Chairman of the Board

[RIGGS LOGO]

                           RIGGS NATIONAL CORPORATION
                         1503 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2002

     Our Annual Meeting of Shareholders will be held on Wednesday, April 17, 2002, at 9:00 a.m., local time, at our W. W. Corcoran Office located at 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005, for the following purposes:

        1. To elect a board of directors for the coming year;

        2. To consider a Corporation proposal to adopt the Riggs National Corporation 2002 Long-Term Incentive Plan;

        3. To ratify the appointment of KPMG LLP as the independent public accountants for the ensuing year; and

        4. To consider and act upon any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

     Shareholders of record at the close of business on February 28, 2002, are entitled to vote at the meeting. Whether or not you plan to attend the meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope.

                                          By Order of the Board of Directors,

                                          /s/ T.C. Coughlin
                                          TIMOTHY C. COUGHLIN
                                          President

March 19, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Proxy Statement.............................................      1
  Solicitation..............................................      1
  Voting Procedures.........................................      1
  Attendance and Voting at the Annual Meeting...............      2
  Revocation................................................      2
Proposals to be Presented at the Annual Meeting.............      3
  Proposal 1 -- Election of Directors.......................      3
     Nominees for Director..................................      3
  Proposal 2 -- Approval of the Riggs National Corporation
     2002 Long-Term Incentive Plan..........................      5
     General................................................      5
     Description of the Plan................................      5
  Proposal 3 -- Ratification of Independent Public
     Accountants............................................     10
The Board, Its Committees and Its Compensation..............     11
  Board and Committee Meetings..............................     11
  Director Compensation.....................................     11
Compensation Committee Report to Shareholders...............     12
  General...................................................     12
  2001 Compensation.........................................     12
     Senior Chairman........................................     12
     Chairman and Chief Executive Officer...................     13
  Compensation Committee Plan Design Review and
     Assessment.............................................     13
     Other Executive Officers...............................     14
  Tax Deductibility of Executive Compensation...............     14
  Compensation Committee Interlocks and Insider
     Participation..........................................     14
Stock Performance Graph.....................................     16
Audit Committee Report to Shareholders......................     17
Compensation of Executive Officers..........................     18
  Summary Compensation Table................................     18
  Option Grants in 2001.....................................     19
  Option Exercises in 2001 and Fiscal Year-end Option
     Values.................................................     20
  10-Year Option/SAR Repricings.............................     21
  Retirement Benefits.......................................     22
  Employment Agreement......................................     23
  Change of Control Arrangements............................     23
Stock Ownership of Certain Beneficial Owners and
  Management................................................     25
  Section 16(a) Beneficial Ownership Reporting..............     27
Transactions with Management................................     27
  Indebtedness of Directors, Nominees for Directors,
     Executive Officers and Related Persons.................     27
  Other Related Party Transactions..........................     27
Shareholder Proposals for the 2003 Annual Meeting...........     28
Independent Public Accountants..............................     28
Other Matters...............................................     28
Annual Report on Form 10-K..................................     28
Appendix A -- Fiscal 2001 Audit Firm Fee Summary............    A-1

                           RIGGS NATIONAL CORPORATION
                         1503 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20005

                                PROXY STATEMENT

SOLICITATION

     Our Board of Directors is soliciting your proxy on the proxy card enclosed with this Proxy Statement for the Annual Meeting of Shareholders to be held on April 17, 2002, or any adjournment or postponement of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed on or about March 19, 2002, to holders of shares of our common stock, par value $2.50.

     OUR BOARD RECOMMENDS VOTING FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR THE NEW LONG-TERM INCENTIVE PLAN, AND FOR RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTANTS. The persons named as proxies on the enclosed proxy card will cast votes for all shares of our common stock that are represented by properly executed proxies we receive in the mail prior to the meeting or at the meeting. The persons appointed as proxies will vote in accordance with the instructions indicated on the proxy card or, if no instructions are indicated, the shares will be voted in accordance with the recommendations of the Board. We do not anticipate that any other matters will be brought before the Annual Meeting. However, if you execute a proxy over your shares, the proxy grants discretionary authority to the persons named as proxies on any other matters that are properly presented at the Annual Meeting.

     The Corporation will bear the cost of the Board's solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees and directors, officers and employees of Riggs Bank may solicit proxies personally or by telephone. None of our or Riggs Bank's directors, officers or employees will receive any additional compensation for these services.

     We have requested that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of our common stock and will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

VOTING PROCEDURES

     Only holders of record of our common stock at the close of business on February 28, 2002, (the "Record Date"), will be entitled to vote at the Annual Meeting. A majority of record holders, present in person or represented by proxies, constitutes a quorum. The number of shares of our common stock outstanding as of the Record Date was 28,505,650. Each share of common stock entitles its owner to one vote upon each matter to come before the meeting.

     In accordance with the General Corporation Law of the State of Delaware and the Corporation's Bylaws, directors will be elected at the meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the meeting will be determined by the affirmative vote of a majority of the votes cast. In tabulating the vote on any matter, abstentions will be counted as "no" votes, or a vote against the matter, and the failure of a broker to vote shares because the beneficial owner has not provided voting instructions when required (a "broker non-vote") will have no effect on the vote totals for that matter.

     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, National City Bank, a proxy card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

     If you own shares through a bank or brokerage firm, you may instead receive from your bank or brokerage firm a voting instruction form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

ATTENDANCE AND VOTING AT THE ANNUAL MEETING

     If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock through a bank or brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the meeting you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

REVOCATION

     Any stockholder holding common stock of record may revoke a previously granted proxy at any time before it is voted by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder holding common stock through a bank or brokerage firm may change or revoke previously given voting instructions by contacting the bank or brokerage firm or by obtaining a legal proxy from the bank or brokerage firm and voting in person at the Annual Meeting.

     An inspector of elections we appoint will tabulate the votes at the meeting.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the meeting, shareholders will elect eleven (11) directors (which will constitute the entire Board after the Meeting) to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Shares of our common stock that are represented by properly executed proxies will be voted FOR the nominees named below unless otherwise specified on the proxy card. We are not aware that any of the nominees will become unavailable to serve, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors may be voted for another nominee or nominees our Board selects unless the Board votes to reduce the size of the Board to the actual number of nominees.

NOMINEES FOR DIRECTOR

     We have provided below the name, principal occupation, and certain biographical information and Board committee memberships of each nominee.

Joe L. Allbritton                                            Director since 1981

     Mr. Allbritton, 77, assumed the position of Senior Chairman of the Board in February 2001. Effective December 31, 2001, Mr. Allbritton resigned from the position of Senior Chairman and was subsequently elected a vice chairman of the Board. Previously he served as Chairman of the Board and Chief Executive Officer (since 1983), and Chairman of the Board and Chief Executive Officer of Riggs Bank N.A. (our subsidiary). Mr. Allbritton is Chairman of the Board and controlling shareholder of Perpetual Corporation, the indirect owner of Allbritton Communications Company (owner of television stations) and 99.7% owner of ALLNEWSCO, Inc. (a news programming service), Chairman of the Board and owner of Westfield News Advertiser, Inc. (owner of a television station and newspapers), and President and Trustee of The Allbritton Foundation and the Allbritton Art Institute. Mr. Allbritton is a member of the International Committee.

Robert L. Allbritton                                         Director since 1994

     Mr. Allbritton, 32, assumed positions as Chairman of the Board and Chief Executive Officer of the Corporation and he became a director and Chairman of the Board of Riggs Bank N.A. (our subsidiary) in February 2001. He is a director of Perpetual Corporation (indirect owner of Allbritton Communications Company and 99.7% owner of ALLNEWSCO, Inc.), and was also President of Allbritton Communications Company (owner of television stations) from 1998 to February 2001 and currently serves as Chairman and Chief Executive Officer. He is a director and Chairman of ALLNEWSCO, Inc. (a news programming service), a trustee and Vice President of The Allbritton Foundation, and a trustee and Secretary of the Allbritton Art Institute. He is chairman of the Executive and Riggs & Co. Committees.

J. Carter Beese, Jr.                                         Director since 2001

     Mr. Beese, 45, is President of Riggs Capital Partners, LLC and Riggs Capital Partners II, LLC (our subsidiaries), both of which are venture funds. Prior to joining Riggs in 1998, Mr. Beese was Vice Chairman of the Global Banking Group of Bankers Trust Alex. Brown from 1997 to 1998, Chairman of Alex. Brown International, 1996 to 1997, and Vice Chairman from 1995 to 1996. Prior to that, Mr. Beese was a Commissioner of the U.S. Securities and Exchange Commission. He is a director of Aether Systems (provider of wireless data products and services), Chinadotcom (provider of e-business solutions), and Metastorm (provider of business process management software). Mr. Beese serves on the International and Riggs & Co. Committees.

Charles A. Camalier, III                                     Director since 2001

     Mr. Camalier, 50, has been an attorney with the law firm of Wilkes Artis, Chartered since 1977 and is also currently President of Rock Spring Properties, Ltd. Mr. Camalier served on the Board of Riggs Bank N.A. (our subsidiary) from 1989 to 2001. He serves on the Audit and Riggs & Co. Committees.

Timothy C. Coughlin                                          Director since 1988

     Mr. Coughlin, 59, is our President and a director of J. Bush & Co. Incorporated and Chairman of Riggs Investment Management Corporation (our indirect subsidiaries). He also served as Vice Chairman of the Board of Riggs Bank in 1996. Mr. Coughlin is Chairman of the British American Business Association and Treasurer of The Financial Services Roundtable. He is a trustee of the Federal City Council, the Corcoran Gallery of Art and Colby-Sawyer College, a director of Boys and Girls Clubs of Greater Washington, and a member of the Brookings Leadership Council for Greater Washington. Mr. Coughlin serves on the Executive and International Committees.

Lawrence I. Hebert                                           Director since 1988

     Mr. Hebert, 55, became a director and President and Chief Executive Officer of Riggs Bank N.A. (our subsidiary) in February 2001. In addition, he is a director of Riggs Investment Management Corporation and Riggs Bank Europe Limited, both of which are our indirect subsidiaries. Mr. Hebert is President and a director of Perpetual Corporation (owner of Allbritton Communications Company and ALLNEWSCO, Inc.), a director of ALLNEWSCO, Inc. (a news programming service), and President of Westfield News Advertiser, Inc. (the owner of a television station and newspapers). He was Chairman and Chief Executive Officer of Allbritton Communications Company until February 2001 and is currently its Vice Chairman. Mr. Hebert is a trustee of The Allbritton Foundation. He is a director of Allied Capital Corporation, an investment company, and serves on their Executive Committee. Mr. Hebert serves on the Executive, International and Riggs & Co. Committees.

Steven B. Pfeiffer                                           Director since 1989

     Mr. Pfeiffer, 55, is Partner in Charge of the Washington Office and Head of the International Department of Fulbright & Jaworski L.L.P., a law firm. He is also a director and Chairman of Riggs Bank Europe Limited, one of our indirect subsidiaries. He is a director of Barloworld Limited (a publicly owned company headquartered in South Africa) and The Africa-America Institute in New York. Mr. Pfeiffer chairs the International Committee and is a member of the Audit and Riggs & Co. Committees.

Robert L. Sloan                                              Director since 1993

     Mr. Sloan, 55, is a vice chairman of our Board and Chief Executive Officer of Sibley Memorial Hospital in Washington, D.C. He is a Board member and an Executive Committee member of the District of Columbia Hospital Association. Mr. Sloan is the Founding Chairman of Potomac Home Health Care Agency and is a director of SCRAM, Inc. He chairs the Audit Committee and is a member of the Compensation and Riggs & Co. Committees. He is also Vice Chairman of the Executive Committee.

Jack Valenti                                                 Director since 1986

     Mr. Valenti, 80, is Chairman and Chief Executive Officer of the Motion Picture Association, as well as President and Chief Executive Officer of the Motion Picture Association of America, Inc. Mr. Valenti is a director of the American Film Institute and CreativePlanet.com. He chairs the Compensation Committee and serves on the Riggs & Co. Committee.

William L. Walton                                            Director since 1999

     Mr. Walton, 52, is Chairman, Chief Executive Officer and President (since
1997) and a director (since 1986) of Allied Capital Corporation. Previously, Mr. Walton served as Managing Director of Butler Capital Corporation. He is a co-founder of Success Lab, a reading program for inner city school children. Mr. Walton is a director and Treasurer of the Wolf Trap Foundation and a director of the National Venture Capital Association, WETA and the National Symphony Orchestra. He is a member of the Executive, Audit, Compensation, and Riggs & Co. Committees.

Eddie N. Williams                                            Director since 1993

     Mr. Williams, 69, is President and Chief Executive Officer of the Joint Center for Political and Economic Studies. He is a director of Harrah's Entertainment Corporation and Jazz Casino Corporation Holding Company and an elected Fellow of the American Academy of Arts and Sciences. Mr. Williams serves on the Compensation Committee.

PROPOSAL 2 -- APPROVAL OF THE RIGGS NATIONAL CORPORATION 2002 LONG-TERM INCENTIVE PLAN

GENERAL

     Our Board has approved the Riggs National Corporation 2002 Long-Term Incentive Plan (the "Plan") and is submitting the Plan for shareholder approval. The Plan is intended to replace our 1993 Stock Option Plan (the "1993 Plan"), 1994 Stock Option Plan (the "1994 Plan"), Amended 1996 Stock Option Plan (the "1996 Plan") and Amended 1997 Non-Employee Directors Stock Option Plan (the "1997 Plan"). Under the Plan, we will be able to grant stock options and other stock-based and cash awards as a means to attract, retain and motivate our officers, employees, directors and consultants. The Board's adoption of the Plan is conditional upon shareholder approval. The Board has passed a resolution that we will not grant any more awards under the 1993 Plan, 1994 Plan, 1996 Plan or 1997 Plan upon approval of the Plan by the shareholders. If shareholders approve the Plan, we intend to terminate the 1993 Plan, 1994 Plan, 1996 Plan and 1997 Plan and to withdraw the registration statement for the unused shares when all of the currently unexercised stock options awarded under such plans have been exercised or have lapsed. As of December 31, 2001, a total of 928,500 shares, 501,216 shares, 4,590,957 shares and 365,000 shares of our common stock were subject to options outstanding under the 1993 Plan, 1994 Plan, 1996 Plan and 1997 Plan, respectively. As of December 31, 2001, a total of 3,150 shares, 467,301 shares, 4,468,428 shares and 205,000 shares of our common stock were unused under the 1993 Plan, 1994 Plan, 1996 Plan and 1997 Plan, respectively. The following is a summary of the material terms of the Plan.

DESCRIPTION OF THE PLAN

     Purpose: The purpose of the Plan is to attract, retain and motivate our officers, employees, directors and selected consultants by providing them an incentive to contribute to our economic success and by aligning their interests with the interests of the shareholders.

     Administration: The Plan will be administered by a committee appointed by the Board (the "Committee"). The Committee has the authority to determine the individuals to whom awards will be made, the type, size and terms of each award, the time when awards will be made and the duration of any applicable exercise or restriction period, to amend the terms of any previously issued award to the extent such amendment does not materially impair the rights of the holder of the award unless the holder consents or the amendment is required by law, and to deal with any other matters arising under the Plan.

     Eligibility: Each of our officers, employees, directors and consultants (including those of our subsidiaries) is eligible to participate in the Plan. As of January 22, 2002, approximately 309 officers, (of which 4 are directors), 1,246 employees, and 16 non-employee directors are eligible to participate in the Plan. In addition, we may grant awards under the Plan to certain consultants, although currently we would consider granting awards only to members of our Board of Consultants, which currently consists of 45 members. The Committee will select the officers, employees, directors and consultants who will participate in the Plan.

     Shares: The maximum number of shares of our common stock that may be issued under the Plan is 4,000,000 shares plus at least 5,143,879 shares of common stock that would have been available under our 1993 Plan, 1994 Plan, 1996 Plan, and 1997 Plan, or will become available after the date of shareholder approval by reason of termination, expiration or forfeiture of awards outstanding under such plans. The maximum number of shares of our stock that may be delivered upon exercise of incentive stock options may not exceed 4,500,000, and the maximum number of shares of our stock that may be granted to any individual during any calendar year is 2,000,000. If any award expires, is forfeited or cancelled or otherwise terminates without having been exercised, the shares subject to the award will again become available for awards under the Plan.

     Awards: The Committee may grant awards under the Plan, the types of which are summarized below and which may include: (i) options to purchase shares of our common stock, including incentive stock options ("ISOs"), non-qualified stock options ("NSOs") or both; (ii) stock appreciation rights ("SARs"), whether in conjunction with the grant of stock options or independent of such grant;
(iii) restricted stock, consisting of shares of our common stock that may be subject to forfeiture based on the failure to satisfy certain restrictions; (iv) deferred stock, representing the right to receive shares of our common stock in the future based upon the attainment of certain performance goals; (v) bonus stock and awards in lieu of cash compensation; (vi) dividend equivalents in connection with awards of deferred stock, consisting of payments in cash or shares of our common stock in lieu of dividends on our shares; or (vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of our common stock. The Committee may also grant awards entitling a participant to receive cash based on the performance of the Corporation and/or specific subsidiaries, a participant's individual performance, or other factors designated by the Committee.

     Options: The Committee will select the officers, employees, directors and consultants (including those of our subsidiaries) who will receive stock options and will determine the number of shares of stock that will be subject to each award of stock options. The Committee may grant ISOs or NSOs. ISOs may only be awarded to our employees or the employees of our subsidiaries (as defined in the Internal Revenue Code). NSOs may be awarded to our officers, employees, directors, consultants and other service providers.

     The exercise price of an NSO may be greater than, less than or equal to the fair market value of the underlying shares of our common stock on the date of grant. The exercise price of an ISO may not be less than the fair market value of the underlying shares of our common stock on the date of grant. If the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by an employee during any calendar year exceeds $100,000, the options in excess of this limit will be treated as NSOs. If ISOs are awarded to an employee who owns more than 10% of the combined voting power of all classes of our outstanding stock or the outstanding stock of a parent or subsidiary, the exercise price must be at least equal to 110% of the fair market value of our common stock on the date of award.

     The Committee determines the term of each stock option, which will not exceed ten years (five years in the case of an ISO awarded to a 10% owner). The Committee will determine the exercise term and other requirements of each option. The time or times when an option may be exercised, the methods by which a grantee may pay the exercise price and the forms of payment of the exercise price will be determined by the Committee and set forth in an award agreement. At the discretion of the Committee, payment of the exercise price may be made with cash, shares of our common stock having a fair market value on the date of exercise equal to the exercise price of the options, a promissory note or other contractual obligation to make payment on a deferred basis, or through a broker by having the broker sell our stock simultaneously with the exercise of the option to the extent permitted by applicable law, and any such other method as may be permitted by the Committee and set forth in the award agreement.

     Stock Appreciation Rights: Stock appreciation rights (referred to as "SARs") give one the right to receive, during a specified period of time, the appreciation in value of our common stock over the base amount determined by the Committee. The Committee may grant SARs to our officers, employees, directors and consultants (including those of our subsidiaries) by themselves or in tandem with a stock option issued under the Plan. The Committee will establish the base amount of each SAR at the time the SAR is awarded. Unless the Committee determines otherwise, the base amount of an SAR will be the exercise price of the related option, or if there is no related option, an amount equal to the fair market value of a share of our common stock on the date of grant of the SAR. An SAR will be exercisable during the period specified by the Committee in the award agreement and will be subject to vesting and other restrictions as specified in the award agreement. A tandem SAR is exercisable only during the period when the option to which it relates is also exercisable. When a participant exercises an SAR awarded in tandem with a stock option, the number of shares of stock covered by the related stock option, if any, will be reduced proportionately.

     When a participant exercises an SAR, the participant will receive cash or common stock, or a combination of both (as determined by the Committee), equal to the amount by which the fair market value of the underlying common stock on the date of exercise exceeds the base amount of the SAR. The Committee has the right to determine whether a participant will receive the appreciation in a lump sum, in annual installments, or whether the appreciation may be otherwise deferred. The Committee also has the right to decide whether any deferred amounts will be credited with interest or dividends.

     Restricted Stock: The Committee may grant restricted stock to officers, employees, directors and consultants (including those of our subsidiaries), subject to restrictions or no restrictions, as set forth in an award agreement. The Committee will determine the number of shares that will be awarded, the vesting and other restrictions applicable and the conditions under which the restrictions will lapse. Until the restrictions are satisfied, a participant cannot sell, assign, transfer, pledge or otherwise dispose of his or her restricted stock. A participant may, however, vote and receive dividends on his or her restricted stock, unless the award agreement provides otherwise. Unless the Committee determines otherwise, if a participant's employment or service terminates while his or her stock is subject to restrictions, any shares subject to such restrictions will be forfeited.

     Deferred Stock: The Committee may grant awards of stock that are not distributed until after a specified deferral period. The awards may be subject to the attainment of performance goals. The Committee will make payments under deferred stock awards either in cash, common stock, or a combination of both and may permit further deferrals of such awards.

     Dividend Equivalents: The Committee may award dividend equivalents only in connection with awards of deferred stock under the Plan. Dividend equivalents are payments in lieu of dividends on our shares. They may be paid in cash or shares of our common stock on such terms as the Committee determines.

     Bonus Stock: The Committee may grant awards of common stock as a bonus or may grant common stock or other awards under the Plan in lieu of our obligations (or those of our subsidiaries) to pay cash under other plans or arrangements.

     Other Stock-Based Awards: The Committee may grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to factors that may influence the value of our common stock. The Committee will determine the terms and conditions of such awards.

     Cash Awards: The Committee may grant awards entitling a participant to receive cash based on the performance of the Corporation and/or specific subsidiaries, a participant's individual performance or other factors designated by the Committee. The Committee will determine the terms and conditions of such awards.

     Performance-Based Awards: The Committee may grant performance-based awards to officers, employees, directors and consultants that will vest or be payable based upon the achievement of performance goals. Performance-based awards may be paid in the form of cash, stock, or a combination of both, as determined by the Committee. The Committee will determine the performance goals and performance period for perform-ance shares. Unless the Committee determines otherwise, a participant must be employed at the end of the performance period to be entitled to receive payment of a performance-based award.

     The Committee may grant performance-based awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (See "Section 162(m)" under "Federal Income Tax Consequences " below). In that event, at the beginning of the performance period, the Committee will establish in writing (i) the objective performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the Committee deems appropriate. The objectively determinable performance goals will be based on one or more of the following business criteria as determined by the Committee: return on assets; return on net assets; return on equity; net income (before or after provisions for income taxes, interest and/or depreciation and amortization); net income available for common stock; cash flow; stock price; earnings per share (before or after provisions for income taxes, interest and/or depreciation and amortization); total return on stock; book value or book value per share; revenue and/or profitability targets; operating margins or profit margins; market penetration; geographic business expansion; cost targets, expense management and/or budgetary comparisons; goals relating to acquisitions or divestitures; returns on investments; economic value added; capital structure and working capital; employee morale/retention and/or productivity; customer satisfaction and/or loyalty; customer service; adherence to compliance programs; and relative performance to peer group companies.

     Deferrals: The Committee may permit a participant to defer receipt of cash or shares that would otherwise be due to the participant in connection with any awards.

     Transferability of Awards. Awards and other rights under the Plan are not transferable by the participant except by will or the laws of descent, or to a beneficiary upon the death of the participant. Awards and other rights under the Plan may not be pledged, hypothecated, mortgaged, or otherwise encumbered or otherwise subject to the claims of creditors. ISOs and SARs awarded in tandem with ISOs will be exercisable by the participant or the participant's guardian or legal representative during the participant's lifetime. Awards and other rights under the Plan, other than ISOs and SARs awarded in tandem with ISOs, may be transferred to one or more transferees during the participant's lifetime, to the extent, and on such terms, as may be permitted by the Committee.

     Consequences of a Change of Control: If a change of control occurs all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an award will be deemed to be satisfied immediately prior to the change of control. However, if a participant is covered by a change of control agreement, the Committee may determine, in its discretion, that such conditions are not deemed to be satisfied.

     A change of control is defined in the Plan and generally includes the following:

     - The acquisition by any individual, entity or group of 25% or more of our outstanding stock. Certain types of acquisitions are excepted as described in the Plan, including any acquisition of our outstanding stock by Joe L. Allbritton (or by any group of persons including Mr. Allbritton, or by any entity controlled by either Mr. Allbritton or a group of persons including Mr. Allbritton).

     - When individuals who, as of the adoption of the Plan, are members of our Board (referred to as the "Incumbent Board") cease to constitute at least a majority of the Board. Any individual who becomes a member of our Board after the adoption of the Plan and whose selection or nomination for election is approved by at least two-thirds of the Incumbent Board will be considered to have been a member of the Incumbent Board. No individual who was initially elected as a member of our Board as a result of an actual or threatened election contest by or on behalf of a person who is not a member of our Board will be considered to be a member of the Incumbent Board.

     - The consummation of a merger, consolidation or reorganization or similar corporate transaction involving us or any of our subsidiaries that requires the approval of our shareholders, or a sale of all or substantially all of our assets, unless: (i) immediately following the transactions, the owners of the outstanding shares of our stock before the transaction own more than 60% of the total voting power of the surviving Corporation in substantially the same proportion as before the transaction; (ii) no person (other than Joe L. Allbritton and his affiliates, or any employee benefit plan (or related trust) sponsored or maintained by the surviving entity) owns 25% or more of our voting stock; and (iii) the members of the Incumbent Board immediately before the transaction constitute at least a majority of the Board of the surviving Corporation.

     - Shareholder approval of a plan of liquidation or dissolution.

     Amendment and Termination of the Plan: The Plan will terminate on December 31, 2011. Our Board may terminate or amend the Plan earlier at any time. However, our Board will not amend the Plan without shareholder approval if shareholder approval is required in order to comply with the Code or applicable laws, or to comply with then-applicable stock exchange or automated quotation system requirements.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of the federal income tax consequences of awards under the Plan is a general summary. State, local and other taxes may also be imposed in connection with awards. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Plan.

     Incentive Stock Options: In general, a participant will not recognize taxable income upon the grant or exercise of an ISO, and we will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the option will be included as an adjustment for purposes of the alternative minimum tax.

     If a participant holds the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the participant disposes of the shares, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If a participant disposes of the shares before satisfying these holding period requirements (referred to as a disqualifying disposition), the participant will recognize ordinary income at the time of the disqualifying disposition, in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option, or an amount equal to the gain on the disposition, if less. The balance of the gain realized, if any, will be short-term or long-term capital gain, depending on the length of the time that the shares have been held after the date of exercise. In general, we will be allowed a business expense deduction to the extent a participant recognizes ordinary income.

     Nonqualified Stock Options: In general, a participant who receives an NSO will recognize no income at the time of the grant of the option. Upon exercise of an NSO, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price of the option. The basis in shares acquired upon exercise of an NSO will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

     Stock Appreciation Rights: A participant will not recognize income on the grant of an SAR. Upon exercising an SAR, the participant will recognize as ordinary income an amount equal to any cash paid plus the fair market value of any shares of stock transferred. We will be entitled to a business expense deduction in the same amount and at the same time as the participant recognized ordinary income.

     Restricted Stock: A participant who receives a restricted stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares, less any amounts paid for the shares, at that time. We generally will be entitled to a business expense deduction in the same amount. A participant may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares, less any amount paid for the shares, at the date of grant, determined without regard to the restrictions. We generally will be entitled to a corresponding business expense deduction in the same year.

     Deferred Stock: A participant who receives a deferred stock award will not recognize income on the grant of a deferred stock award. A participant will recognize as ordinary income equal to the fair market value of the stock at the time the shares of stock are delivered to him or her.

     Other Stock-Based Awards and Dividend Equivalents: There are generally no federal income tax consequences to a participant upon the grant of other stock-based awards or dividend equivalents (to the extent granted in tandem with deferred stock awards). Instead, when payments are made to the participant, the participant will recognize ordinary income in an amount equal to the cash paid and the fair market value of any shares transferred. We generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

     Excise Taxes: Under certain circumstances, the accelerated vesting of awards in connection with a change of control could be deemed an "excess parachute payment" for purposes of section 280G of the Code. In that event, a participant could be subject to a 20% excise tax and we could be denied a tax deduction with respect to a portion of the awards under the Plan.

     Section 162(m): Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million limit, and therefore remains fully deductible by the company that pays it. Assuming the Plan is approved by the shareholders, we believe that options granted with an exercise price at least equal to 100% of the fair market value of the underlying common stock at the date of grant, and other awards the settlement of which is conditioned upon achievement of performance goals (based on performance criteria described above), will qualify as such "performance-based compensation," although other awards under the Plan may not so qualify.

     BENEFITS UNDER THE PLAN: The benefits that will be awarded participants under the Plan are not determinable at this time, because awards will be based on criteria established by the Committee, which have not yet been established.

     MARKET PRICE OF SHARES: The closing price of our stock, as reported in the Wall Street Journal, Nasdaq National Market, on January 22, 2002 was $14.05.

     VOTE REQUIRED. To be adopted, Proposal 2 must be approved by the affirmative vote of a majority of the votes cast. If you execute a proxy for your shares of common stock, your shares will be voted FOR approval of the Plan unless you otherwise instruct on your proxy card.

     BOARD OF DIRECTORS RECOMMENDATION. The Board recommends a vote FOR this proposal.

PROPOSAL 3 -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     At past Annual Meetings, our shareholder, Mrs. Evelyn Y. Davis, has proposed that our Board of Directors take the necessary steps to have our independent public accountants elected each year by the shareholders. The Corporation has opposed Mrs. Davis' proposal in the past to elect the Corporation's independent public accountants. Our officers and the Audit Committee continually monitor and evaluate the performance of our independent public accountants. Based on a review of several proposals, the Audit Committee and your Board of Directors selected the firm of KPMG LLP ("KPMG") as the Corporation's independent public accountants for the year ending December 31, 2002. A representative of KPMG will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

     In light of recent developments involving the accounting profession, we now concur with Mrs. Davis that the shareholders should be involved in the selection process of the independent public accountants. Accordingly, we are presenting to the shareholders at the 2002 Annual Meeting a resolution asking that the shareholders ratify the appointment of KPMG as our independent public accountants. We intend that a resolution to ratify the appointment of our independent public accountants will be presented to the shareholders at future Annual Meetings. If the appointment of KPMG as our independent public accountants is ratified, the Board of Directors and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in the best interests of the Corporation and its shareholders. If the shareholders, however, do not ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether to retain KPMG but may proceed with the retention of KPMG if they deem it to be in the best interests of the Corporation and its shareholders.

     VOTE REQUIRED. To be adopted, Proposal 3 must be approved by the affirmative vote of a majority of the votes cast. If you execute a proxy for your shares of common stock, your shares will be voted FOR the ratification of KPMG as our independent public accounts unless you otherwise instruct on your proxy card.

     BOARD OF DIRECTORS RECOMMENDATION. The Board recommends a vote FOR this proposal.

                 THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

BOARD AND COMMITTEE MEETINGS

     The Board held six meetings during fiscal year 2001. The Board has an Executive Committee, an Audit Committee, a Compensation Committee, an International Committee, and the Riggs & Co. Committee. It does not have a standing nominating committee. Our directors are nominated by the full Board. The various committees of the Board met a total of 25 times. Each director attended at least 75% of the meetings of the Board and committees on which he served.

     The Executive Committee exercises the power of the Board between meetings of the Board and any other powers the Board may delegate. The Executive Committee did not meet during 2001.

     The Audit Committee reviews the audit and examination reports of the internal auditors, independent public accountants and federal bank examiners as they relate to us and our subsidiaries. The Audit Committee held six meetings in 2001.

     The Compensation Committee, which during 2001 assumed the duties of the Non-Employee Directors Committee, assists the Board in fulfilling its responsibilities related to compensation and benefits. During 2001, the Compensation Committee held ten meetings, and the Non-Employee Directors Committee held two meetings.

     The International Committee establishes and monitors the mission and strategic activities of the International Banking Group of Riggs Bank. The International Committee met twice in 2001.

     The Riggs & Co. Committee reviews the activities and performance of the Riggs & Co. Division of Riggs Bank. The Riggs & Co. Committee met four times in 2001.

DIRECTOR COMPENSATION

     Our directors who are not employed by us receive a fee of $25,000 per year. Director Robert L. Sloan, Chairman of the Audit Committee, receives an additional fee of $25,000 per year. Directors receive an additional fee of $750 for each committee meeting they attend, and the Chairmen of the committees receive an additional fee of $1,500 per committee meeting they attend. Our officers who are directors do not receive compensation in addition to their compensation as officers for attending our Board or committee meetings.

     In April 1994, a Deferred Compensation Plan was adopted to allow our non-employee directors to defer receipt of all or a portion of their directors' fees to a specified date or until termination of their services as a director. Under the plan, directors may elect to defer all fees and to have such deferred amounts treated as having been invested in cash or in hypothetical shares of our common stock (this hypothetical stock is known as "phantom stock"), and/or a combination of cash and phantom stock. Deferred fees treated as invested in cash are credited with interest at the rate paid by Riggs Bank on certificates of deposit with a one-year maturity. Dividends we pay on our common stock are credited under the Deferred Compensation Plan as a reinvestment in phantom stock. Holders of shares of phantom stock under this plan are entitled to receive the number of whole shares of our common stock equal to the number of shares of phantom stock held by that person. In April 2000, the Deferred Compensation Plan was amended to provide that holders of shares of phantom stock in respect of compensation deferred after April 2000 under the amended plan are entitled to receive only the cash representing the closing market price of the number of shares of our common stock on the payment date equal to the number of shares of phantom stock held by that person, and not shares of our common stock.

     In addition to the above fees, Directors Joe L. Allbritton, Lawrence I. Hebert, and Steven B. Pfeiffer received fees of L66,666.68 (approximately $95,927), L6,666.68 (approximately $9,593), and L45,000.06 (approximately
$64,751), respectively, for service on the Board of Riggs Bank Europe Limited ("RBEL"). Mr. Pfeiffer's fee includes L12,500 (approximately $17,986) for serving as Chairman of RBEL's Board, L5,000 (approximately $7,195) for serving as Vice Chairman of RBEL's Board, L5,000 (approximately $7,195) for serving as Chairman of the Audit Committee and L2,500 (approximately $3,597) for serving as a member of the Audit Committee. Each of the foregoing U.S. dollar amounts assumes an exchange rate of $1.4389, the average month-end exchange rate for 2001.

     We maintain an Amended 1997 Non-Employee Directors Stock Option Plan (the "1997 Plan"), which shareholders approved at our 1999 annual meeting, under which the Board may grant options to purchase our common stock to our non-employee directors and the non-employee directors of our subsidiaries. The amount, timing and terms of such grants will be based on such considerations as the Board may consider appropriate, subject to the provisions of the 1997 Directors Plan. The maximum number of shares that may be issued currently under the 1997 Directors Plan is 600,000 shares of common stock. In 2001, options with respect to 40,000 shares of common stock were granted with an exercise price of $17.00. Since its inception, options for a total of 460,000 shares have been granted under the 1997 Directors Plan. If our 2002 Long-Term Incentive Plan is approved, then the 1997 Directors Plan will be terminated.

                 COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

GENERAL

     For 2001, the Compensation Committee was responsible for:

     - Managing salary, bonus, pension, benefits, and other related compensation programs for our executives, as appropriate.

     - Managing the Riggs National Corporation Executive Incentive Plan and General Incentive Plan and establishing and certifying the attainment of performance goals, as appropriate.

     - Reviewing and approving the granting of stock options and other stock compensation related programs for our executive officers and those of Riggs Bank N.A.

     In 2001, the Compensation Committee continued to maintain a compensation framework for executive officers in which executives' compensation was linked to the financial success of Riggs Bank. Specifically, the 2001 compensation framework consisted of: paying competitive rates of base pay based upon both local and national data; administration of the Executive Incentive Plan (in which Mr. Joe L. Allbritton is the sole participant) and the General Incentive Plan (which covers all other executive officers); approval of certain perquisite and benefit enhancements for those covered executives; and granting of competitive stock options to our key employees as an incentive to further our long-term growth and success.

2001 COMPENSATION

  SENIOR CHAIRMAN

     On February 14, 2001, the Board of Directors elected Mr. Joe L. Allbritton to the position of Senior Chairman. Effective December 31, 2001, Mr. Allbritton resigned from the position of Senior Chairman and was subsequently elected a vice chairman of the Board. In his capacity as vice chairman, Mr. Allbritton will be responsible for developing and maintaining the Corporation's international relationships and serving as a member of the Investment Committee of Riggs Capital Partners, LLC.

     In moving to the position of Senior Chairman during 2001, Mr. Allbritton provided for an orderly transition period, and continued to be responsible for maintaining and developing the international and heads-of-state business, developing the private banking business, providing strategic oversight of capital, liquidity, and loan and investment policy management, and generally continuing his leadership role in our strategic planning. He received a base salary of $800,000 as provided for in his employment contract. In addition, the Compensation Committee awarded a bonus to Mr. Allbritton of $1,160,000 as a result of his achievements in 2001 of certain performance criteria within the parameters established by the Committee for the following: regulatory leverage ratio; ratio of liquid assets to total assets; and net income, as defined in and governed by the terms of the 2001 General Incentive Plan. Mr. Allbritton also received an additional bonus of $40,000, outside of the Executive Incentive Plan, in recognition of his contributions to the Corporation in 2001.

     In connection with his resignation as Senior Chairman, on December 31, 2001, we entered into a Settlement Agreement with Mr. Allbritton under which he agreed to a buyout of his employment agreement. Under the terms of the Settlement Agreement, the Corporation will pay a total of $3,618,996 over the following four-year period, with interest at 7% per annum on the unpaid balance. This sum is in lieu of up to $5 million Mr. Allbritton was eligible to earn during the two and one-half years remaining on his employment agreement at the time the Settlement Agreement was entered into. The settlement amount represents the present value of the remaining salary obligation plus the present value of two-thirds of Mr. Allbritton's potential performance bonus over the remainder of the employment agreement.

     In January 2001, the Non-Employee Directors Committee awarded Mr. Allbritton the option to purchase 396,000 shares of the Corporation's common stock at a price of $15.1875 per share under the Amended 1996 Stock Option Plan. The options vested and became exercisable on the grant date. The option grant took into account the Compensation Committee's evaluation of Mr. Allbritton's contributions to broaden the financial service activities of the Corporation in 2000.

  CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     On February 14, 2001, the Board of Directors elected Mr. Robert L. Allbritton to the position of Chairman and Chief Executive Officer. He received a base salary of $300,000. In addition, Mr. Allbritton became a participant in the 2001 General Incentive Plan, under which he is eligible to receive a bonus that is a percentage of the mid-point of his salary range. As Chief Executive Officer, Mr. Allbritton's bonus is based on his performance and our overall financial performance (based on net income as defined in and governed by the terms of the 2001 General Incentive Plan). For his performance in 2001, Mr. Allbritton received a bonus of $34,430 under the General Incentive Plan. Mr. Allbritton also received an additional bonus of $65,570, outside of the General Incentive Plan, in recognition of his contributions to the Corporation in 2001.

     On February 14, 2001, the Non-Employee Directors Committee awarded Mr. Allbritton the option to purchase 200,000 shares of the Corporation's common stock at a price of $15.625 per share under the Amended 1996 Stock Option Plan. The options vested and became exercisable on the grant date. The option grant took into account the Board's election of Mr. Allbritton to the role of Chief Executive Officer.

COMPENSATION COMMITTEE PLAN DESIGN REVIEW AND ASSESSMENT

     The Compensation Committee met two of the ten times this year for the specific purpose of reviewing and approving an executive compensation program that would become effective, in part, in 2001 and, in part, depending upon shareholder approval, in 2002. The overall design of the executive compensation program was intended to better attract, retain and motivate our executives by aligning their interests more closely with our organization and creating a greater sense of ownership among them. In July 2001, management presented to this Committee an executive compensation program with three principal components: market-based salaries based on the local and national market at the 50th percentile, the implementation of certain perquisites and benefits based upon the operating level of the executive, and an equity program. Executive base salary increases have been deferred until at least the first quarter of 2002.

     As part of the benefits offered under the new executive compensation program, in October 2001, the Board of Directors approved the adoption of the Riggs National Corporation Executive Deferred Compensation Plan and the Senior Executive Change of Control and Retention Agreements. The deferred compensation plan is a traditional, non-qualified plan under which an eligible executive can defer up to 40% of his or her base salary and 100% of commissions and/or bonus compensation and allocate it to a variety of different investment vehicles. Each Senior Executive Change of Control and Retention Agreement sets forth the calculation of the severance payment that could be due to the applicable senior executive if we experience a change of control. The Senior Executive Change of Control and Retention Agreements are explained more fully in the section entitled "Employment Agreements."

     Upon approval of the shareholders, the equity portion of the executive compensation program will be administered pursuant to the 2002 Long-Term Incentive Plan. You should refer to "Proposal 2 -- Approval of the 2002 Long-Term Incentive Plan" for a description of the material terms of that plan. If approved by shareholders, this plan will be the only vehicle used by Riggs to award any equity-related awards, and there will be no new grants under the 1993 Stock Option Plan, the 1994 Stock Option Plan, the Amended 1996 Stock Option Plan, and the Amended 1997 Non-Employee Directors Stock Option Plan.

     In November 2001, certain non-qualified stock options whose exercise price was above the current market price of our stock were cancelled. Participation in this cancellation program was limited to eleven of our senior officers and was voluntary. On November 23, 2001, all eleven officers elected to cancel an aggregate of 1,260,500 options. It is anticipated that the Board of Directors will grant additional options no sooner than six months after the cancellation date of the original options as part of the implementation of the 2002 Long-Term Incentive Plan. The cancellation was approved in connection with the overall design of the executive compensation program and with the principal purpose of providing additional available shares for grant under the 2002 Long-Term Incentive Plan. Four of the named executive officers had options that qualified for cancellation. Their names and the number of options they elected to cancel are set forth in the "Ten Year Option Repricing" table. These named executive officers cancelled options to purchase in the aggregate 1,205,000 shares of our common stock. In addition, as part of the overall design of the Bank's executive compensation program, a decision was proffered by management and approved by the Board in July 2001 to eliminate the Supplemental Executive Retirement Program.

  OTHER EXECUTIVE OFFICERS

     Stock option grants were made to certain executive officers in 2001 based on corporate and individual performance in 2000. See "Stock Option Grants in 2001," for a description of the stock options granted to executive officers. Excluding Mr. Robert Allbritton, bonuses totaling $477,856 were awarded under the General Incentive Plan to 13 of our executive officers. Additionally, in recognition of their contributions to the Corporation during 2001, five of these executive officers received bonuses outside of the General Incentive Plan totaling $74,059.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) does not permit us to deduct as a business expense certain non-performance-based compensation in excess of $1 million per taxable year paid to the Chief Executive Officers or the four most highly compensated executive officers named in the Proxy Statement.

     As a general matter, the Compensation Committee policy is to pay compensation that is deductible pursuant to Section 162(m). However, the Compensation Committee reserves the right, in circumstances where it deems it appropriate, to pay compensation that is not deductible for purposes of Section 162(m). All but $19,582 of the compensation earned by our Chief Executive Officers and four most highly compensated officers in 2001 satisfied the deductibility requirements under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of the four directors named below, none of whom are present or former officers or employees of us or any of our subsidiaries. Mr. Hebert, one of our directors and the

President and Chief Executive Officer of Riggs Bank, N.A., serves as a director of Allied Capital Corporation. Mr. Walton, one of our directors and a member of the Compensation Committee, is Chairman, Chief Executive Officer and President of Allied Capital Corporation. None of our other executive officers serves as an officer, director, or member of a compensation committee of any entity whose executive officer served on our Compensation Committee, and none of our executive officers served as a member of the compensation committee of any entity whose executive officer serves as one of our directors.

     During fiscal year 2001, Compensation Committee member Robert L. Sloan and Sibley Hospital, an entity for which Mr. Sloan served as the Chief Executive Officer, had outstanding loans with Riggs Bank made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these loans did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

                                                        Respectfully submitted,

                                                        Riggs National
                                                        Corporation
                                                        Compensation Committee

                                                        Jack Valenti, Chairman
                                                        Robert L. Sloan
                                                        William L. Walton
                                                        Eddie N. Williams

                            STOCK PERFORMANCE GRAPH

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
     AMONG RIGGS COMMON STOCK, THE RUSSELL 2000, THE SNL $5B-$10B INDEX AND
                       THE SNL MID-ATLANTIC BANK INDEX(2)

     The stock performance graph compares the Corporation's stock performance to the SNL $5B-$10B Bank Index in addition to the SNL Mid-Atlantic Bank Index, both of which were used in last year's proxy statement. The SNL $5B-$10B Bank Index which includes Riggs, is comprised of all banks and related holding companies in the United States with total assets of between $5 billion and $10 billion, thus providing a larger and more appropriate measurement base to compare with the Corporation's stock performance. The SNL Mid-Atlantic Bank Index contains banking institutions from a smaller geographical area, including banks with significantly more assets and larger market capitalization that are located in New York. We believe that a comparison of the Corporation's stock performance to banks with similar assets and market capitalizations is more accurate than a comparison based solely on geography. Accordingly, we plan to discontinue the use of the SNL Mid-Atlantic Bank Index after this year. Each bank's stock performance in the foregoing indexes is weighted according to its market capitalization.

     The stock performance graph also compares the Corporation's stock performance to the Russell 2000 Index. The Russell 2000 Index consists of United States companies having a market capitalization ranking according to size from 1001 to 3000. The Corporation is included in the Russell 2000 Index. We are required by the Securities and Exchange Commission to compare the Corporation's performance with a broad market index.

[PERFORMANCE GRAPH]

                                 RIGGS NATIONAL                         SNL MID-ATLANTIC      SNL $5B-$10B
                                   CORPORATION        RUSSELL 2000         BANK INDEX          BANK INDEX
                                 --------------       ------------      ----------------      -----------
12/31/96                                100                 100                 100                 100
12/31/97                             157.33              122.36              142.12              164.03
12/31/98                             120.17              119.25              157.57              158.68
12/31/99                              78.66               144.6              200.19              145.42
12/31/00                              84.57              140.23              245.33              174.54
12/31/01                              85.87              143.71               231.2              193.52

---------------

(1) Assumes a $100 investment on December 31, 1996, a reinvestment of dividends and a fiscal year ending on December 31.

(2) A list of the banks included in the SNL $5B-$10B Bank Index and the SNL Mid-Atlantic Bank Index is available to shareholders, at no charge, by writing to Mary B. LeMont, Corporate Secretary, Riggs National Corporation, 800 17th Street, N.W., 7th Floor, Washington, D.C. 20006.

                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS

     The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for providing independent, objective oversight of our financial reporting process. The Audit Committee is comprised of four independent directors and acts under a written charter adopted and approved by the Board of Directors. The Board of Directors has reviewed Rule 4200(a)(15) of the National Association of Securities Dealers and has determined that the Audit Committee is independent as defined under the rule.

     Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Corporation's independent public accountants are responsible for auditing those financial statements. The responsibility of the Audit Committee is to oversee these processes, but not to personally conduct the Corporation's audit or accounting reviews. Therefore, the Audit Committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent public accountants included in their report on the Corporation's financial statements. Furthermore, the Audit Committee's considerations and discussions with management and the independent public accountants do not guarantee that our financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent accountants are in fact "independent."

     In this context, the Audit Committee has reviewed and discussed with management and the independent public accountants our audited financial statements as of and for the year ending December 31, 2001. Management represented that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees as amended by the Standards Board of the American Institute of Certified Public Accountants.

     In addition, the Audit Committee has discussed with the independent public accountants their independence from the Corporation and its management, including the matters in the written disclosure required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the provision of non-audit services by the independent public accountants. A disclosure summarizing the fees paid to our independent public accountants in 2001 for audit and non-audit services appears in Appendix A.

     The Audit Committee discussed with our internal auditors and independent public accountants the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

     Based on the Audit Committee's discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                                        Respectfully submitted,

                                                        Riggs National
                                                        Corporation
                                                        Audit Committee:

                                                        Mr. Robert L. Sloan,
                                                        Chairman
                                                        Mr. Charles A. Camalier
                                                        III
                                                        Mr. Stephen B. Pfeiffer
                                                        Mr. William L. Walton

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid by us and Riggs Bank to the Chief Executive Officer and the four other highest paid individuals who served as executive officers during 2001. The data reflects compensation for services to the Corporation and its subsidiaries in each of the last three years.

SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                              ANNUAL COMPENSATION               AWARDS
                                     -------------------------------------   ------------
                                                                 OTHER        SECURITIES
                                                                 ANNUAL       UNDERLYING     ALL OTHER
                                      SALARY        BONUS     COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)          ($)          ($)            (#)            ($)
---------------------------   ----   ---------    ---------   ------------   ------------   ------------
Joe L. Allbritton...........  2001     895,927(1) 1,200,000        673               --      3,696,263(2)
  Vice Chairman, Former       2000   1,103,040    1,200,000        404          396,000         68,606
  Chairman and Senior         1999     819,284    1,200,000        640        1,000,000         66,600
  Chairman of the Board Of
  the Corporation
Robert L. Allbritton........  2001     263,077      100,000         --          200,000            361(3)
  Chairman of the Board       2000          --           --         --               --             --
  and Chief Executive         1999          --           --         --               --             --
  Officer of the The
  Corporation; Chairman of
  the Board of Riggs Bank
Timothy C. Coughlin.........  2001     330,000       35,000         --               --          7,145(4)
  President of the            2000     330,000           --         --           20,000          6,852
  Corporation
                              1999     330,000          273      1,022           20,000          9,664
Lawrence I. Hebert..........  2001     360,362(5)    75,000         --           40,000          2,480(6)
  President and Chief         2000          --           --         --               --             --
  Executive Officer of Riggs  1999          --           --         --               --             --
  Bank
Raymond M. Lund.............  2001     204,616       43,056         --               --          6,114(7)
  Executive Vice President    2000     199,039           --         --           20,000          6,044
  Of Riggs Bank               1999     175,000           --         --           20,000          5,591
Robert C. Roane.............  2001     225,000       40,000         --               --          6,518(8)
  Executive Vice President    2000     225,000           --         --           30,000          6,219
  and Chief Operating         1999     200,000          203         --           25,000        237,222
  Officer of Riggs Bank

---------------
(1) Each of the amounts listed as salary for Mr. Joe L. Allbritton includes his base salary and directors fees received for services as Chairman of the Board of Riggs Bank Europe Limited. In 2001, Mr. Allbritton received $95,927 in director fees from Riggs Bank Europe Limited.

(2) $77,267 of this amount represents the economic benefit attributable to the Split Dollar Life Insurance Plan and $3,618,996 represents the amount paid to Mr. Allbritton pursuant to the Settlement Agreement.

(3) This amount represents the economic benefit attributable to the Split Dollar Life Insurance Plan.

(4) $2,035 of this amount represents the economic benefit attributable to the Split Dollar Life Insurance Plan. $5,110 of this amount is attributable to matching contributions to the Riggs Bank 401(k) plan of Mr. Coughlin.

(5) $9,593 of this amount is attributable to director fees Mr. Hebert received from Riggs Bank Europe Limited.

(6) This amount represents the economic benefit attributable to the Split Dollar Life Insurance Plan.

(7) $814 of this amount represents the economic benefit attributable to the Split Dollar Life Insurance Plan. $5,300 of this amount is attributable to matching contributions to the Riggs Bank 401(k) plan of Mr. Lund.

(8) $1,218 of this amount represents the economic benefit attributable to the Split Dollar Life Insurance Plan. $5,300 of this amount is attributable to matching contributions to the Riggs Bank 401(k) plan of Mr. Roane.

OPTION GRANTS IN 2001

     The following table sets forth information regarding the grant of stock options during 2001.

                                                                  INDIVIDUAL GRANTS
                                         -------------------------------------------------------------------
                                                       PERCENT OF
                                         SECURITIES   TOTAL OPTIONS
                                         UNDERLYING    GRANTED TO     EXERCISE OR                GRANT DATE
                                          OPTIONS       EMPLOYEES     BASE PRICE    EXPIRATION     PRESENT
                 NAME                     GRANTED        IN 2001       ($/SHARE)       DATE      VALUE($)(1)
                 ----                    ----------   -------------   -----------   ----------   -----------
Joe L. Allbritton(2)...................   396,000        57.73%         15.1875      01/19/11     6,014,250
Robert L. Allbritton(3)................   200,000        29.15%         15.625       02/14/11     3,125,000
Timothy C. Coughlin(4).................    25,000         3.64%         15.1875      01/19/11       279,688
Lawrence I. Hebert(5)..................    40,000         5.83%         15.625       02/14/11       625,000
Raymond M. Lund(6).....................    20,000         2.91%         15.1875      01/19/11       223,750
Robert C. Roane(4).....................    25,000         3.64%         15.1875      01/19/11       279,688

---------------
(1) The grant date present value estimate reflected in the above table has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC, and does not necessarily reflect our view of the appropriate value or methodology for purposes of financial reporting. This hypothetical value, determined by the Black-Scholes model, is based on the following assumptions:

        - Exercise price is equal to the closing market price on the day of grant;

        - The annual dividend rate is 3.0375% for options maturing January 19, 2011.

        - The annual dividend rate is 3.125% for options maturing February 14, 2011.

        - Price volatility is based on weekly data for the preceding three-year period;

        - The risk-free rate is 4.25% for options maturing January 19, 2011, and February 14, 2011, the expected term of the options, with a yield comparable to Treasury securities maturing on a comparable date; and

        - There is a 10% discount for forfeiture of unexercised shares.

     These assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model. The actual value of options will depend on the market value of our common stock on the dates upon which the options are exercised.

(2) On January 19, 2001 (the "January Grant Date"), the Non-Employee Directors Committee awarded Mr. Joe L. Allbritton stock options to purchase 396,000 shares of our common stock in connection with his services provided during 2000. Pursuant to our Amended 1996 Stock Option Plan, the options were granted at a price equal to the closing price of the stock on the January Grant Date, which was $15.1875 per share. These options vested and were immediately exercisable.

(3) On February 14, 2001 (the "February Grant Date"), the Non-Employee Directors Committee awarded Mr. Robert L. Allbritton stock options to purchase 200,000 shares of our common stock. Pursuant to our Amended 1996 Stock Option Plan, the options were granted at a price equal to the closing price of the stock on the February Grant Date, which was $15.625 per share. These options vested and were immediately exercisable.

(4) On the January Grant Date, the Non-Employee Directors Committee awarded, stock option grants to senior executive officers, Messrs. Coughlin and Roane, to purchase 25,000 shares of our common stock. Pursuant to our Amended 1996 Stock Option Plan, as approved by shareholders, the options were granted at a price equal to the closing price of the stock on the January Grant Date, which was $15.1875 per share. These options vest and become exercisable as follows: one-third equally over three years on the respective grant date anniversaries or upon a "change of control" of us, as defined in our Amended 1996 Stock Option Plan.

(5) On the February Grant Date, the Non-Employee Directors Committee awarded, stock option grants to senior executive officer Mr. Lawrence I. Hebert to purchase 40,000 shares of our common stock. Pursuant to our Amended 1996 Stock Option Plan, as approved by shareholders, the options were granted at a price equal to the closing price of the stock on the February Grant Date, which was $15.625 per share. These options vest and become exercisable as follows: one-third equally over three years on the respective grant date anniversaries or upon a "change of control" of us, as defined in our Amended 1996 Stock Option Plan.

(6) On the January Grant Date, the Non-Employee Directors Committee awarded, a stock option grant to Mr. Lund to purchase 20,000 shares of our common stock. Pursuant to our Amended 1996 Stock Option Plan, as approved by shareholders, the options were granted at a price equal to the closing price of the stock on the January Grant Date, which was $15.1875 per share. These options vest and become exercisable as follows: one-third equally over three years on the respective grant date anniversaries or upon a "change of control" of us, as defined in our Amended 1996 Stock Option Plan.

OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                      OPTIONS AT FY-END                 AT FY-END
                                                             (#)                           ($)
                                                 ---------------------------   ---------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                        -----------   -------------   -----------   -------------
Joe L. Allbritton..............................   3,850,000            0        4,791,980            0
Robert L. Allbritton...........................     215,000            0            2,113            0
Timothy C. Coughlin............................     144,900       45,100          238,627       11,323
Lawrence I. Hebert.............................      27,500       40,000            2,113            0
Raymond M. Lund................................      57,500       58,500           29,876       11,326
Robert C. Roane................................      51,525       53,475           52,916       16,985

10-YEAR OPTION/SAR REPRICINGS

                                NUMBER OF                                                        LENGTH OF
                                SECURITIES                                                        ORIGINAL
                                UNDERLYING    MARKET PRICE OF    EXERCISE PRICE AT              OPTION TERM
                               OPTIONS/SARS   STOCK AT TIME OF    TIME OF OPTION       NEW      REMAINING AT
                               REPRICED OR      REPRICING OR       REPRICING OR      EXERCISE     DATE OF
                                 AMENDED         AMENDMENT           AMENDMENT        PRICE     REPRICING OR
NAME                     DATE      (#)              (2)                 ($)            ($)       AMENDMENT
----                     ----  ------------   ----------------   -----------------   --------   ------------
Joe L. Allbritton.....    (1)   1,150,000          $14.81             $30.375             (3)            (4)
  Vice Chairman
Joseph M. Cahill......    (1)       5,000          $14.81             $30.25              (3)            (5)
  General Counsel of
  Riggs National
  Corporation and
  Executive Vice
  President of Riggs
  Bank N.A.
Timothy C. Coughlin...    (1)      15,000          $14.81             $30.25              (3)            (5)
  President
Henry A. Dudley,
  Jr. ................    (1)      20,000          $14.81             $30.25              (3)            (5)
  Executive Vice
  President of Riggs
  Bank N.A. and
  President of Riggs &
  Co.
Jeffrey T. Glynn......    (1)       1,000          $14.81             $30.25              (3)            (5)
  Executive Vice
  President of Riggs
  Bank N.A.
Mark N. Hendrix.......    (1)      25,000          $14.81             $30.25              (3)            (5)
  Executive Vice
  President of Riggs
  Bank N.A.
Raymond M. Lund.......    (1)      25,000          $14.81             $30.25              (3)            (5)
  Executive Vice
  President of Riggs
  Bank N.A.
Robert C. Roane.......    (1)      15,000          $14.81             $30.25              (3)            (5)
  Executive Vice
  President and Chief
  Operating Officer of
  Riggs Bank N.A.
Steven T. Tamburo.....    (1)       1,000          $14.81             $30.25              (3)            (5)
  Treasurer and Chief
  Financial Officer of
  Riggs National
  Corporation and
  Executive Vice
  President & Chief
  Financial Officer of
  Riggs Bank N.A.

---------------
(1) The options were cancelled by agreement dated as of November 23, 2001. New options may be granted no sooner than May 24, 2002.

(2) This represents the average of the high and low prices as reported by the Nasdaq National Market System on November 23, 2001.

(3) The exercise price of new options, if any, would be the closing price on the date of grant.

(4) The original options were granted on April 15, 1998, and were due to expire on April 15, 2008.

(5) The original options were granted on July 15, 1998, and were due to expire on July 15, 2008.

RETIREMENT BENEFITS
                               PENSION PLAN TABLE

                                               SERVICE
COMPENSATION        5              10             15             20             25             30
   10,000           325             650            975          1,300          1,625          1,950
   20,000           825           1,650          2,475          3,300          4,125          4,950
   30,000         1,325           2,650          3,975          5,300          6,625          7,950
   40,000         1,825           3,650          5,475          7,300          9,125         10,950
   50,000         2,325           4,650          6,975          9,300         11,625         13,950
   60,000         2,825           5,650          8,475         11,300         14,125         16,950
   70,000         3,325           6,650          9,975         13,300         16,625         19,950
   80,000         3,825           7,650         11,475         15,300         19,125         22,950
   90,000         4,325           8,650         12,975         17,300         21,625         25,950
  100,000         4,825           9,650         14,475         19,300         24,125         28,950
  110,000         5,325          10,650         15,975         21,300         26,625         31,950
  120,000         5,825          11,650         17,475         23,300         29,125         34,950
  130,000         6,325          12,650         18,975         25,300         31,625         37,950
  140,000         6,825          13,650         20,475         27,300         34,125         40,950
  150,000         7,325          14,650         21,975         29,300         36,625         43,950
  160,000         7,825          15,650         23,475         31,300         39,125         46,950
  170,000         8,325          16,650         24,975         33,300         41,625         49,950

     Our senior officers and senior officers of our subsidiaries are eligible to receive pension benefits under the Riggs Bank N.A. Amended Pension Plan. Effective December 31, 1995, the benefit formula for determining the pension benefit payable under the plan is 1% of the officer's average compensation multiplied by years of service up to a maximum of 30 years, less .35% of the officer's average compensation not in excess of $10,000 multiplied by years of service up to a maximum of 30 years. The above table demonstrates benefits payable only under our current plan. However, if a greater benefit would result under the plan provisions in effect prior to December 31, 1995, an officer's pension benefit payable under the plan is protected at that level.

     Average compensation is limited by Riggs Bank N.A. Amended Pension Plan to base salary and is averaged over the officer's highest five consecutive years of employment. In accordance with applicable tax code provisions, base salary has been limited since 1989. Base salary was limited to $170,000 for the 2001 plan year. Applying the formula, the estimated annual pension benefit for each of the highest paid executive officers, assuming each retired as of his normal age (or his current age, if later), is as follows: Mr. Joe L. Allbritton, 19.3 years of credited service, $96,227; Mr. Coughlin, 17.2 years of credited service; $50,870; Mr. Lund, 12.6 years of credited service, $49,950; and Mr. Roane, 23.5 years of credited service, $49,950.

     We also have a Supplemental Executive Retirement Plan, which provides supplemental retirement income to certain of our key employees and certain key employees of our subsidiaries at the level of senior vice president and above. The Compensation Committee determines the terms and conditions under which the employee participates and becomes vested in the benefits of the plan, including accelerating the vesting of benefits to any participant. Under parameters adopted by the Compensation Committee, the level of benefits is based on the participant's functional responsibility. Upon the later of a participant's termination of employment with vested benefits or attainment of age 62, the participant will begin receiving the vested portion of the benefit, payable for the life of the participant, but for no more than 15 years. In the case of the death of a participant while employed, the participant's beneficiary will receive the supplemental benefit for 15 years. Based on the parameters set by the Compensation Committee, the annual benefit payable to each of Messrs. Joe L. Allbritton, Coughlin, Lund, and Roane would be $40,000, $40,000, $10,000 and $15,000, respectively.

EMPLOYMENT AGREEMENT

     Mr. Joe L. Allbritton entered into a five-year Employment Agreement with us, effective July 15, 1999, and an Amended Employment Agreement effective December 28, 1999. On February 14, 2001, he was elected by the Board to serve as Senior Chairman and subsequently entered into a First Amendment to the Amended Employment Agreement. The employment agreement provided for payment to Mr. Allbritton of an annual base salary of $800,000, subject to an annual review by the Board, and for an annual performance bonus pursuant to the Executive Incentive Plan of up to 150% of base salary, and participation in our various bonus and benefit plans for executives and for employees as in effect from time to time and the continuation of his current additional benefits. In the event
(1) we terminated Mr. Allbritton without cause as defined in the agreement, (2) Mr. Allbritton terminated his employment with us for good reason, including the removal of Mr. Allbritton from his corporate offices or any material reduction in his authority or responsibility, or any material breach of the employment agreement by us, or (3) we terminated Mr. Allbritton or Mr. Allbritton terminated his employment following a change of control, the employment agreement provided for payment of all amounts payable under the employment agreement for the remaining term, including the base salary and the annual performance bonus. The employment agreement provided a grossed up payment in the event any change in control payments were subject to certain excise taxes.

     In connection with his resignation as Senior Chairman, on December 31, 2001, we entered into a Settlement Agreement with Mr. Allbritton under which he agreed to a buyout of his employment contract. Under the terms of the Settlement Agreement, the Corporation will pay a total of $3,618,996 over the following four-year period, with interest at 7% per annum on the unpaid balance. This sum is in lieu of up to $5 million Mr. Allbritton was eligible to earn during the two and one-half years remaining on his employment contract at the time the Settlement Agreement was entered into. The settlement amount represents the present value of the remaining salary obligation plus the present value of two-thirds of Mr. Allbritton's potential performance bonus over the remainder of the contract. Following a change of control, the Settlement Agreement provides for payment of all remaining amounts payable under the agreement and provides a grossed up payment in the event that any change of control payments are subject to certain excise taxes.

CHANGE OF CONTROL ARRANGEMENTS

     In October 2001, the Board of Directors adopted a change of control policy to provide the Corporation with a smooth transition of management and continuing operations throughout a change of control transaction. The Senior Executive Change of Control and Retention Agreements provide severance benefits to 16 of our senior level executives in the event the covered executive is involuntarily terminated by the Corporation without cause or terminates for good reason within two years following a change of control, or the executive elects voluntary termination after one year following the change of control. The definition of "change of control" in the Senior Executive Change of Control and Retention Agreement is the same definition that is included in the 2002 Long-Term Incentive Plan. You should refer to "Proposal 2 -- Approval of the 2002 Long-Term Incentive Plan" for a summary of the material provisions of the definition of a change of control.

     Under the Senior Executive Change of Control and Retention Agreements, a covered executive, who is terminated by the Corporation without cause or terminates for good reason, would be entitled to receive, in lieu of any further salary payments or severance benefits otherwise payable, a lump sum that is equal to two times the sum of the executive's base salary and bonus, each calculated in accordance with the Senior Executive Change of Control and Retention Agreements. In addition, the executive would be entitled to a lump sum payment of any incentive compensation that has already been allocated or awarded to the executive under our annual or long-term incentive plans, but has not yet been paid, plus a pro rata portion of all contingent incentive compensation awards for the then uncompleted periods under those incentive plans, calculated in accordance with the Senior Executive Change of Control and Retention Agreements. Other benefits under the Senior Executive Change of Control and Retention Agreements include the continuation of life, disability, accident and health insurance for two years, reduced by any comparable benefits actually received by the executive without cost from a subsequent employer. The agreements also provide for two years of additional benefit credit under any supplemental pension and thrift plans plus two years of eligibility credit in the Corporation's post-retirement health and life insurance plans, payable as a lump sum or as part of the benefit payable under such plans. A covered executive would also be entitled to the acceleration of the vesting of, or lapse of restrictions and restriction periods applicable to, outstanding stock options and other similar equity-based awards, along with the deemed satisfaction of certain performance criteria, to the extent not previously vested or satisfied immediately prior to the change of control. For a thirty-day period following the one-year anniversary of the change of control, the executive has the option to terminate voluntarily his or her employment with us and be entitled to 50% of the foregoing severance benefits. Covered executives will also be made whole with respect to any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with the severance benefits received under the Senior Executive Change of Control and Retention Agreements. Covered executives will also be reimbursed for legal fees, if any, incurred in a good faith dispute relating to the termination of employment following a change of control or the potential payment of benefits under the agreement.

     The term "cause" is defined in the Senior Executive Change of Control and Retention Agreements and generally includes: (i) the termination of the covered executive's employment because of the willful and continued failure by the executive to substantially perform his or her duties after the Board has notified him or her of such failure; or (ii) the willful engaging by the covered executive in conduct that is demonstrably and materially injurious to the Corporation (or its subsidiaries), whether monetarily or otherwise. The term "good reason" is defined in the Senior Executive Change of Control and Retention Agreements and generally includes the occurrence of the following events after a change of control: (i) the assignment of the covered executive to duties that are inconsistent with his or her status as a senior executive of the Corporation or a substantial alteration of the covered executive's responsibilities following the change of control; (ii) a reduction in the covered executive's then annual base salary plus bonus; (iii) the relocation of the covered executive to an office other than our principal executive offices or the relocation of the principal executive offices to a location more than 35 miles away from the location of such offices immediately prior to the change of control; (iv) the failure to pay the covered executive his or her current compensation or deferred compensation within seven days of the date such compensation is due; (v) the failure to continue a compensation plan in which the covered executive participated immediately prior to the change of control which is material to such executive's total compensation; (vi) the failure to continue to provide the covered executive with benefits under any of our pension, life insurance, medical, health and accident, or disability plans that are substantially similar to those the executive participated in prior to the change of control, the material reduction of any such benefits or the deprivation of any material fringe benefits that the covered executive enjoyed at the time of the change of control, or the failure to maintain a vacation policy that is at least as favorable as the policy in place prior to the change of control; or (vii) termination of the covered executive that is not in compliance with the notice provisions of the Senior Executive Change of Control and Retention Agreements.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 31, 2002, the beneficial ownership of our common stock for the following persons: (1) all shareholders known by us to beneficially own more than five percent of the common stock; (2) each of our nominees for director; (3) our chief executive officers and the four other most highly paid executive officers; and (4) all of our directors and executive officers as a group. Certain information in the table is based on information contained in filings made by the beneficial owner with the Securities and Exchange Commission.

                                                              COMMON STOCK BENEFICIALLY
                                                                       OWNED(1)
                                                              --------------------------
                                                                              PERCENT OF
                  NAME OF BENEFICIAL OWNER                    SHARES OWNED      CLASS
                  ------------------------                    -------------   ----------
Greater Than 5% Holders
Joe L. Allbritton...........................................   13,357,500(2)     41.3%
  Riggs National Corporation
  1503 Pennsylvania Avenue, N.W.
  Washington, D.C. 20005
Barbara B. Allbritton.......................................    2,056,732(3)      7.2%
  Riggs National Corporation
  1503 Pennsylvania Avenue, N.W.
  Washington, D.C. 20005
Dimensional Fund Advisors Inc. .............................    2,006,700(4)      7.0%
  1299 Ocean Avenue, Floor 11
  Santa Monica, CA 90401-1038

Directors
Joe L. Allbritton...........................................   13,357,500(2)     41.3%
Robert L. Allbritton........................................      915,400(5)      3.2%
J. Carter Beese, Jr.........................................      151,155(6)        *
Charles A. Camalier, III....................................      230,496(7)        *
Timothy C. Coughlin.........................................      163,667(8)        *
Lawrence I. Hebert..........................................      551,700(9)      1.9%
Steven B. Pfeiffer..........................................      41,429(10)        *
Robert L . Sloan............................................      48,497(11)        *
Jack Valenti................................................      44,170(11)        *
William L. Walton...........................................       9,600(12)        *
Eddie N. Williams...........................................      37,656(13)        *

Officers
Raymond M. Lund.............................................      57,500(14)
Robert C. Roane.............................................      65,147(15)        *
All of our executive officers and directors (including
  Nominees) as a group (23 persons).........................  14,637,173(16)     43.9%

---------------
  *  Less than 1%

 (1) Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days of January 31, 2002, through the exercise of an option or otherwise. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth in the table and own less than 1% of the shares outstanding 28,505,650 shares of our common stock were outstanding as of January 31, 2002. In addition, the number of shares of common stock outstanding used to calculate the percentage of the class held by a person includes the number of shares that person has the right to acquire beneficial ownership of within 60 days.

 (2) Mr. Joe L. Allbritton has sole voting and investment power with regard to 7,477,500 of these shares, including 475,511 shares owned by Allwin, Inc., which is wholly owned by Mr. Allbritton. In addition, there are 700,000 shares owned by charitable foundations (the "Foundations") as to which Mr. Allbritton, as a trustee, shares voting and investment power with his wife, Barbara B. Allbritton, and his son, Robert L. Allbritton (Chairman and Chief Executive Officer of the Corporation), and 1,330,000 shares are beneficially owned by Mrs. Allbritton, as to which Mr. Allbritton shares voting and investment power. Mr. Allbritton disclaims beneficial ownership of an additional 1,732 shares owned by Mrs. Allbritton. The amount beneficially owned by Mr. Allbritton includes exercisable options to purchase 3,850,000 shares of our common stock at a price ranging from $9.88 to $20.50.

 (3) Mrs. Allbritton has sole voting and investment power with regard to 1,732 of these shares and shares voting and investment power with her husband, Joe L. Allbritton, as to 1,330,000 shares, with respect to which she has granted to him an irrevocable proxy to vote such shares and has agreed not to sell such shares free of the proxy except in limited market transactions. Also included are 700,000 shares owned by the Foundations as described in note 2 above and exercisable options to purchase 25,000 shares of our common stock at a price ranging from $13.125 to $20.50. Mrs. Allbritton disclaims beneficial ownership of 7,477,500 shares beneficially owned by her husband.

 (4) Based on 13G information filed on December 31, 2001.

 (5) Mr. Robert L. Allbritton has sole voting and investment power with regard to 400 of these shares. Included in this total are exercisable options to purchase 215,000 shares of common stock at a price ranging from $13.125 to $20.50. Also included are 700,000 shares owned by the Foundations as described in note 2 above.

 (6) Mr. Beese has sole voting and investment power with regard to 35,800 of these shares and shares voting and investment power with regard to 5,380 shares. This amount also includes exercisable options to purchase 109,975 shares of our common stock at a price ranging from $19.50 to $28.3125.

 (7) Mr. Camalier has sole voting and investment power with regard to 95,023 of these shares, including 86,381 shares in a family limited partnership, and shared voting and investment power, through a family trust, of 95,279 shares. Also included in this total are exercisable options to purchase 30,000 shares of our common stock at a price ranging from $13.125 to $20.50. Mr. Camalier is a partner in the law firm of Wilkes Artis, Chartered, which performed legal services for us during 2001 and is expected to perform legal services for us in 2002.

 (8) Included in this total are exercisable options to purchase 153,150 shares of the common stock at a price ranging from $9.00 to $25.875.

 (9) Included in this total are exercisable options to purchase 40,700 shares of common stock at a price ranging from $13.125 to $20.50. Additionally, Mr. Hebert is a voting trustee of The Allbritton Foundation, which owns 500,000 shares of common stock.

(10) Included in this total are exercisable options to purchase 30,000 shares of common stock at a price ranging from $13.125 to $20.50. Mr. Pfeiffer is a partner in the law firm of Fulbright & Jaworski L.L.P., which performed legal services for us during 2001 and is expected to perform legal services for us in 2002.

(11) Included in this total are exercisable options to purchase 30,000 shares of common stock at a price ranging from $13.125 to $20.50.

(12) Included in this total are exercisable options to purchase 5,000 shares of our common stock at a price ranging from $13.125 to $17.00.

(13) Included in this total are exercisable options to purchase 25,000 shares of common stock at a price ranging from $13.125 to $20.50.

(14) This amount consists entirely of exercisable options to purchase shares of common stock at a price ranging from $9.375 to $19.75.

(15) Included in this total are exercisable options to purchase 59,775 shares of our common stock at a price ranging from $9.00 to $19.75.

(16) Of the 14,637,173 shares which are beneficially held by the executive officers and directors (including nominees) of the Corporation, 4,785,328 are options at prices ranging from $9.00 to $28.3125 that have vested and are exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to provide copies to us of all Section 16(a) reports they file. Due to a clerical error, Forms 5 covering the 2001 fiscal year for the following Section 16 reporting persons were received by the Securities and Exchange Commission a few days after the February 14, 2002 deadline: Joseph M. Cahill, Charles A. Camalier, III, Timothy C. Coughlin, Henry
A. Dudley, Jr., Jeffrey T. Glynn, Mark N. Hendrix, Raymond M. Lund, Robert C. Roane, and Steven T. Tamburo.

                          TRANSACTIONS WITH MANAGEMENT

INDEBTEDNESS OF DIRECTORS, NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS AND RELATED PERSONS

     During the last fiscal year, the Corporation's banking subsidiaries have had lending transactions in the ordinary course of their banking business with directors of Riggs Bank and Riggs Bank Europe Limited and their associates (primarily the businesses with which they are associated), and directors and executive officers of the Corporation and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In addition, we maintain a repurchase agreement with a company, whose chief executive officer is a former director of ours, that invests its end-of-day balances on an overnight basis. At December 31, 2001, the repurchase agreement amounted to $41.5 million. In the opinion of management, these transactions did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

     In 2001, we funded approximately $4.0 million in management fees to two venture capital investment partnerships that are 99% owned by J. Carter Beese, one of our directors. These entities reimbursed us approximately $2.0 million for expenses we incurred and for rent, salaries and other services we provided to those entities during 2001.

OTHER RELATED PARTY TRANSACTIONS

     During 2001, Allbritton Communications Company ("ACC"), a company indirectly owned by Mr. Joe L. Allbritton, a vice chairman of our Board, and of which Mr. Robert L. Allbritton was the Chairman and Chief Executive Officer and Mr. Lawrence I. Hebert was the President, paid Riggs Bank $396,688 to lease space in an office building owned by Riggs Bank under a lease that extended through 2001. Also during 2001, ACC reimbursed Riggs Bank $147,965 for use of entertainment suites at sports stadiums.

     In 2001, Riggs Bank purchased through its outside advertising agency $185,000 of advertising time from NewsChannel 8, which is owned by ALLNEWSCO, Inc., a company owned by Mr. Joe L. Allbritton and of which Mr. Robert L. Allbritton and Mr. Lawrence I. Hebert are directors.

     Under the terms of agreements filed with the Federal Aviation Administration, Riggs Bank paid ACC $5,256 during 2001 for use of its corporate aircraft. In addition, Riggs Bank paid Perpetual Corporation, a company directly owned by Mr. Joe L. Allbritton, and another company indirectly owned by Mr. Allbritton, $85,811 for use of its corporate aircraft.

     For a discussion of the material provisions of our change of control arrangements with 16 of our senior officers, you should refer to "Compensation of Executive Officers -- Change of Control Arrangements".

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     We anticipate that the next Annual Meeting of Shareholders will be held on or about April 16, 2003. A shareholder who intends to present a proposal at the 2003 Annual Meeting must submit the written text of the proposal to us no later than November 8, 2002, in order for the proposal to be considered for inclusion in our proxy statement and form of proxy for that meeting. Shareholder proposals not submitted for inclusion in the proxy statement will be considered at the Annual Meeting only if the Corporation receives notice of the proposal prior to January 22, 2003.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     During 2001, Arthur Andersen LLP served as our independent public accountants. We expect that a representative of Arthur Andersen LLP will be present at the Annual Meeting, and he or she will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

                                 OTHER MATTERS

     We are not aware of any other matters that may come before the meeting. If any other business properly comes before the meeting, the persons designated as proxies will vote upon those matters in their sole discretion.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO INGRID CARLSON, INVESTOR RELATIONS, RIGGS NATIONAL CORPORATION, 808 17TH STREET, N.W., WASHINGTON, D.C. 20006.

                                                   By Order of the Board of
                                                   Directors,

                                                   /s/ T.C. Coughlin
                                                   TIMOTHY C. COUGHLIN
                                                   President

                                   APPENDIX A

                       FISCAL 2001 AUDIT FIRM FEE SUMMARY

     During fiscal year 2001, the Corporation retained Arthur Andersen LLP as its principal independent public accountants to provide services in the following categories and amounts:

Standard Audit Fees                                                $  509,103
Financial Information Systems Design and
  Implementation Fees                                              $        0
Fees Related to Other Services:
  Audit Related Services                                $180,340
  Other Fees                                            $585,567
  Total Fees Related to Other Services                             $  765,907
                                                                   ----------
Total Fees                                                         $1,275,010

     The Audit Committee has considered whether the provision of non-audit services by the Corporation's principal independent public accountants is compatible with maintaining auditor independence.

                           RIGGS NATIONAL CORPORATION

                          2002 LONG-TERM INCENTIVE PLAN

        1. Purpose. The purpose of this 2002 Long-Term Incentive Plan (the "Plan") of Riggs National Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward officers, employees, directors and consultants of and service providers to the Company and its subsidiaries and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

        2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Other Stock-Based Awards and Cash Bonus Awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

                (a) "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

                (b) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                (c)     "Board" means the Board of Directors of the Company.

                (d) "Cause" means any action or inaction of a Participant described below:

                        (i) any willful failure or refusal to carry out any specific and lawful direction of the Board or its designee consistent with the scope and nature of his duties;

                        (ii) the commission of any act or conduct materially detrimental to the best interests of the Company or any of its subsidiaries or affiliates that constitutes personal dishonesty, or willful misconduct in clear conflict with reasonable standards of employee conduct, or breach of fiduciary duty involving personal profit; or

                        (iii) the commission of any act or conduct that results in the denial, suspension or disqualification of the Participant's ability to perform his assigned duties or of the ability of the Company or any of its subsidiaries or affiliates to provide services within the scope of its business;

                (e) A "Change of Control" shall be deemed to occur on the happening of any of the following:


                        (i) individuals who, on the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose selection or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest ("Election Contest") or other actual or threatened solicitation of proxies or consent by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

                        (ii) any person becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change of Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph
        (iii)), or (E) pursuant to any acquisition by Joe L. Allbritton (the "Executive") or any group of persons including the Executive (or any entity controlled by the Executive or any group of persons including the Executive).

                        (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least a majority of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such

        Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than the Executive and affiliates of the Executive or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and
        (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfied all of the criteria specified in (A), (B) and (C) Above shall be deemed to be a "Non-Qualifying Transaction").

                        (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

                        (v) notwithstanding the (i) through (iv) above, a Change of Control will not result from:

                                (A)     a transfer of the Company's voting
securities by a person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of 25% or more of the voting securities of the Company (a "25% Owner") to:

                                        (I)     a member of such 25% Owner's
                        immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during such 25% Owner's lifetime or by will or the laws of descent and distribution;

                                        (II)    any trust as to which the 25%
                        Owner or a member (or members) of his or her immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary;

                                        (III)   any trust to which the 25% Owner
                        is the settlor with sole power to revoke;

                                        (IV)    any entity owner which the 25%
                        Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or

                                        (V)     any charitable trust, foundation
                        or corporation under section 501(c)(3) of the Code that is funded by the 25% Owner, or

                                (B)     the acquisition of voting securities of
the Company or the resulting entity in the event of a Reorganization or Sale, by either:

                                        (I)     a person who was a 25% Owner on
                        the effective date of the Plan; or

                                        (II)    a person, trust or other entity
                        described in the foregoing clauses (A)(I)-(V) of this subsection (v).

                (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

                (g) "Committee" means the committee appointed by the Board to administer the Plan or, if no committee is appointed, the Board.

                (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

                (i) "Fair Market Value" means, with respect to a share of Stock, (i) if the Stock is traded on the National Market System or a national securities exchange, the closing price of the Stock on the determination date, or if there are no sales on such date, then on the next preceding date on which there were sales of Stock, all as published in the Nasdaq National Market Issues report in the Eastern Edition of The Wall Street Journal, (ii) if the Stock is not traded on the National Market System or listed on a national securities exchange, the closing price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date, or, if no sales are reported on such date, then on the next preceding date on which there were such quotations, or (iii) if the Stock is not traded on the National Market System or listed on a national securities exchange and quotations for the Stock are not reported by the National Association of Securities Dealer, Inc., the Fair Market Value determined by the Committee on the basis of available prices for the Stock or in such manner as the Committee shall agree. Notwithstanding the foregoing, the Fair Market Value on a given determination date of Stock subject to ISOs or Stock valued in connection with the exercise of

ISOs shall be in an amount that is equal to the Committee's good faith determination of the Stock's value on the given determination date, and the Committee shall for all purposes of the Plan have the authority to determine the Fair Market Value using methods other than those described in this subsection
(h) if the Committee determines that such alternative methods more properly reflect the Fair Market Value of the Stock. Furthermore, in all cases, Fair Market Value shall not be less than the par value of the Stock.

                (j) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code.

                (k) "Participant" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

                (l) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                (m) "Stock" means the Common Stock, par value $2.50, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

        3.      Administration.

                (a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                        (i)     to select persons to whom Awards may be granted;

                        (ii) to determine the type or types of Awards to be granted to each such person;

                        (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(f) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                        (iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                        (v) to determine whether, to what extent and under what circumstances, cash, Stock, other Awards or other property payable with respect to an Award will be deferred automatically, at the election of the Committee or, in accordance with Section 7(h), at the election of the Participant;

                        (vi) to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions), and whether to condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

                        (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

                        (viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents (including but not limited to, the Company's Human Resource Division) as the Committee may deem necessary or advisable to administer the Plan;

                        (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

                        (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to directors who serve on the Committee, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

                (b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

                (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

        4.      Stock Subject to Plan.

                (a) Amount of Stock Reserved. Subject to adjustment as provided in Section 4(c), the total number of shares of Stock that may be delivered pursuant to the exercise or settlement of an Award shall not in the aggregate exceed (i) four million (4,000,000) shares of Stock plus (ii) the number of shares of Stock that, on the date of approval of the Plan by the Company's stockholders, would otherwise have been available under the Company's 1993 Stock Option Plan, 1994 Stock Option Plan, 1996 Stock Option Plan, 1997 Non-Employee Directors Stock Option Plan, As Amended (i.e., unused shares), or otherwise become available after such date (i.e., by reason of the termination, expiration or forfeiture of stock options outstanding under such plans); provided, however, that shares of Stock subject to Awards shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares of Stock to the Participant. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed four million-five hundred thousand (4,500,000), provided, however, that shares subject to ISOs shall not be deemed delivered if such ISOs are forfeited, expire, or otherwise terminate without delivery of the shares to the Participant. If an Award valued by reference to shares of Stock may be settled only in cash, then for purposes of this Section 4(a), the number of shares to which such Award relates shall be deemed to be shares of Stock delivered upon the settlement of such Award. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant's account.

                (b) Annual Per-Participant Limitations. Subject to adjustment as provided in Section 4(c), during any calendar year, no Participant may be granted Awards that may be settled by delivery of more than two million (2,000,000) shares of Stock. In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of shares of Stock shall not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

                (c) Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for ISOs and shares relating to Awards that may be settled only in cash, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under
Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change of Control) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

        5. Eligibility. Directors, officers and employees of the Company and its subsidiaries, and persons who provide consulting or other services to the Company or its subsidiaries deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards. In addition, persons who have been offered employment by the Company or its subsidiaries, and persons employed by an entity that the Committee reasonably expects to become a subsidiary of the Company, are eligible to be granted Awards.

        6.      Specific Terms of Awards.

                (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment, directorship or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services shall be required as consideration for the grant of any Award.

                (b) Options. The Committee is authorized to grant options to purchase Stock (including "reload" options automatically granted to offset specified exercises of Options) on the following terms and conditions ("Options"):

                        (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee.

                        (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

                        (iii) Termination of Employment, Directorship or Service. The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant's termination of his or her employment, directorship or service relationship with the Company and its subsidiaries. For this purpose, any sale of a subsidiary of the Company pursuant to which it ceases to be a subsidiary of the Company shall be deemed to be a termination of employment, directorship or service by any Participant whose only relationship was with such subsidiary. Unless otherwise determined by the Committee, (i) during any period that an Option is exercisable following termination of employment, directorship or service, it shall be exercisable only to the extent it was exercisable upon such termination, and (ii) if such termination is for Cause, all Options held by the Participant shall immediately terminate.

                        (iv) ISOs. The Committee shall have the authority to grant ISOs under the Plan. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company's or any other corporation's taxable income. The Company may impose such procedures as it determines may be necessary or desirable to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

                (c) Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights on the following terms and conditions ("SARs"):

                        (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

                        (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may be exercised only upon the occurrence of a Change of Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

                (d) Restricted Stock. The Committee is authorized to grant Stock that is subject to restrictions based on the Participant's continued employment, directorship or service, as applicable, on the following terms and conditions ("Restricted Stock"):

                        (i) Grant and Restrictions. Restricted Stock shall also be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

                        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

                        (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, or the Company may retain physical possession of the certificate, and in either case the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                        (iv) Dividends. Dividends paid on Restricted Stock shall be paid at the dividend payment date either in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock in respect of which such Stock or other property has been distributed, unless otherwise determined by the Committee.

                (e) Deferred Stock. The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions ("Deferred Stock"):

                        (i) Award and Restrictions. Delivery of Stock shall occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

                        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

                (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

                (g) Dividend Equivalents. The Committee is authorized to grant Awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Notwithstanding Section 7(a) hereof, Dividend Equivalents shall be awarded only in connection with a Deferred Stock Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock,

Awards or awards under other Company plans or other property, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

                (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries ("Other Stock-Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this
Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or awards under any other Company plans, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to any other Award, may be granted pursuant to this Section 6(h).

                (i) Cash Bonus Awards. The Committee is authorized to grant Awards entitling the Participants to receive cash based upon the performance of the Company, specified subsidiaries, the Participants or any other factors designated by the Committee ("Cash Bonus Awards"). The Committee shall determine the terms and conditions of such Awards.

        7.      Certain Provisions Applicable to Awards.

                (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other Company plan, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

                (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under section 422 of the Code).

                (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or awards under any other Company plan or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

                (d) Rule 16b-3 Compliance. With respect to a Participant who is then subject to Section 16(b) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that shall ensure that each transaction by such a Participant is exempt from Section 16(b) liability pursuant to Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase, cancel, or otherwise reverse or invalidate any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16(b) from incurring liability under such Section.

                (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

                (f) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code section 162(m). The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this
Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this
Section 7(f) shall be selected from among the following: (i) return on assets;
(ii) return on net assets; (iii) return on equity; (iv) net income (before or after provisions for income taxes, interest and/or depreciation and amortization); (v) net income available for common stock; (vi) cash flow; (vii) stock price; (viii) earnings per share (before or after provisions for income taxes, interest and/or depreciation and amortization); (ix) total return on stock; (x) book value or book value per share; (xi) revenue and/or profitability targets; (xii) operating margins or profit margins; (xiii) market penetration;
(xiv) geographic business expansion; (xv) cost targets, expense management and/or budgetary comparisons; (xvi) goals relating to acquisitions or divestitures; (xvii) returns on investments; (xviii) economic value added; (xix) capital structure and working capital; (xx) employee morale/retention and/or productivity; (xxi) customer satisfaction and/or loyalty; (xxii) customer service; (xxiii) adherence to compliance programs; and (xxiv) relative performance to peer group companies. The criteria may be established on either a consolidated basis and/or for a particular subsidiary or business unit of the Company. The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. In establishing the levels of performance to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company's independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. Performance objectives may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).

                (g) Acceleration Upon a Change of Control. Notwithstanding anything contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall lapse immediately prior to a Change of Control; provided, however, that with respect to any Participant covered by a change-of-control agreement, such lapse shall not occur if the Committee, in its discretion, determines that such lapse shall not occur.

                (h) Deferrals. The Committee shall have the authority to permit, under terms and conditions as it may prescribe, any Participant, with respect to an Award, to make an election, engage in a transaction or take any other action intended to defer the receipt of compensation for federal income tax purposes.

        8.      General Provisions.

                (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated interdealer quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

                (b) Limitations on Transferability. Awards and other rights under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

                (c) No Right to Continued Employment, Directorship or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time or with the right of the Board or stockholders to remove any director.

                (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, or from any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

                (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated interdealer quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him or her (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards): (i) permitted by Section 4(c), or (ii) to avoid limitations related to the availability of a tax deduction in respect of Awards (e.g., pursuant to Code sections 162(m) and 280G).

                (f) No Rights to Awards; No Stockholder Rights. No person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of

Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

                (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards or awards under any other Company plan, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

                (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem necessary or desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or awards under any other Company plan, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                (j) Compliance with Code Section 162(m). It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 7(f) shall constitute "qualified performance-based compensation" within the meaning of Code section 162(m). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

                (k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

                (l) Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until terminated by the Board.

                       [RIGGS NATIONAL CORPORATION LOGO]

                           RIGGS NATIONAL CORPORATION
              1503 Pennsylvania Avenue, N.W. Washington, D.C. 20005
                                 March 15, 2002

       The Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, April 17, 2002, at 9:00 a.m., local time, at our W.W. Corcoran Office located at 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005, for the following purposes:

       1. To elect a board of directors for the ensuing year;

       2. To consider a Corporation proposal to adopt the Riggs National Corporation 2002 Long-Term Incentive Plan;

       3. To ratify the appointment of KPMG LLP as the independent public accountants for 2002; and

       4. To consider and act upon any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

       Shareholders of record at the close of business on February 28, 2002, will be entitled to vote at the Meeting or any adjournments or postponements thereof. Whether or not you contemplate attending the Meeting, please execute the Proxy Card below and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

                             Detach Proxy Card here

                           RIGGS NATIONAL CORPORATION
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 17, 2002
            --------------------------------------------------------
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

At the Annual Meeting of Shareholders of RIGGS NATIONAL CORPORATION to be held April 17, 2002, or at any adjournment, ROBERT V. FLEMING, II, EDWARD J. MILLER, JR., and H. GREGORY PLATTS, and each of them, with power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:


1. Election of Directors: Joe L. Allbritton, Robert L. Allbritton, J. Carter Beese, Jr., Charles A. Camalier, III, Timothy C. Coughlin, Lawrence I. Hebert, Steven B. Pfeiffer, Robert L. Sloan, Jack Valenti, William L. Walton, Eddie N. Williams

       [ ] FOR all nominees                        [ ] WITHHOLD AUTHORITY
           (except as otherwise marked)                to vote for all nominees

(INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE AND CHECK THE "FOR" BOX)

2.  To adopt the Riggs National Corporation 2002               3. To ratify the appointment of KPMG LLP as the independent
    Long-Term Incentive Plan.                                     public accountants for 2002.

[ ] FOR   [ ] AGAINST  [ ] ABSTAIN                              [ ] FOR   [ ] AGAINST  [ ] ABSTAIN

4. To consider and act upon any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.


                     (CONTINUED, AND TO BE EXECUTED AND DATED ON THE OTHER SIDE)

                       [RIGGS NATIONAL CORPORATION LOGO]


                       Detach Proxy Card here

                           (Continued from other side)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. UNLESS YOU INDICATE OTHERWISE ON THE REVERSE SIDE, IF YOU RETURN THIS CARD YOUR SHARES WILL BE VOTED FOR ITEMS 1, 2, AND 3.

                                                 DATE:                   , 2002
                                                      -------------------

                                                 ------------------------------

                                                 ------------------------------
                                                 SIGNATURE(S) OF SHAREHOLDER(S)

                                                 NOTE: PLEASE SIGN EXACTLY AS
                                                 NAME APPEARS HEREON. JOINT
                                                 OWNERS SHOULD EACH SIGN. WHEN
                                                 SIGNING AS ATTORNEY, EXECUTOR,
                                                 ADMINISTRATOR, TRUSTEE OR
                                                 GUARDIAN, PLEASE GIVE FULL
                                                 TITLE AS SUCH.


 PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE -- NO POSTAGE NECESSARY.